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                                                               Exhibit 10(ww)

                        PRODUCT ACQUISITION AGREEMENT

         This Agreement is made and entered into as of the 31st day of March 2003, by and between Altana Inc., a New York corporation (together with its Affiliates, referred to herein as "Altana"), and KV Pharmaceutical Company, a Delaware corporation (together with its Affiliates, referred to herein as "KV").

         In consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Altana and KV agree as follows:

1.       DEFINED TERMS.

         1.1. The terms defined in Schedule 1.1, when used in this
                                   ------------
Agreement, shall have the meanings set forth therein.

2.       ACQUISITION OF PRODUCTS.

         2.1. Purchase of Products. Upon the execution of this Agreement, a
              --------------------
closing (the "Closing") will be held, at which KV will purchase from Altana, and Altana will sell, transfer and convey to KV, the Product Ownership of each of the Products, free and clear of all liens, claims, taxes, charges and encumbrances and subject to no liabilities or rights or interests of any Third Party, except as expressly contemplated herein.

         2.2. Expenses. The transfer of the Product Ownership at the Closing
              --------
shall be made by Altana without charge to KV for any incidental expenses in respect of the sale, transfer and conveyance thereof, which expenses shall be paid by Altana.

3.       CONSIDERATION; ALLOCATION OF PURCHASE PRICE.

         3.1 Purchase Price. In consideration of the purchase of the Product
              -------------
Ownership hereunder at the Closing, KV shall pay Altana a purchase price of $27,000,000 (the "Purchase Price"). The Purchase Price shall be payable $13,000,000 at the Closing, $7,000,000 one year following the Closing, and $7,000,000 two years following the Closing, with the obligation to make each of the latter two payments to be represented in the form of a Promissory Note. Each such payment shall be made according to the Wire Transfer Instructions of Altana.

         3.2. Tax Matters: All payments under this Agreement will be made
              -----------
without any deduction or withholding for or on account of any tax unless such deduction or withholding is required by applicable laws or regulations. If the paying Party is so required to deduct or withhold, such Party will:
(i) pay to the relevant authorities the full amount required to be deducted or withheld, (ii) forward to the other Party documentation reasonably acceptable to the other Party evidencing such payments to such authorities and (iii) reasonably cooperate in completing and filing documents required under the provisions of any applicable tax treaty or under any other applicable law in order to make such payments without any deduction or withholding.



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4.       CLOSING.

         4.1. The Closing. The Closing shall take place on the date of
              -----------
execution of this Agreement by the Parties (the "Closing Date") by teleconference call and telecopier or, if the Parties agree to the execution of this Agreement and the Closing in person, at the offices of Alston & Bird LLP, 90 Park Avenue, New York, New York, 10016, or other place mutually agreed upon by the Parties. For purposes of this Agreement, the Closing will be treated as if it occurred at 11:59 p.m. on the Closing Date.

         4.2  Closing Transactions. At the Closing, and as a condition
              --------------------
thereto, all of the following shall occur:

              (a) Transfer and Sale of Product Ownership. Altana shall
                  --------------------------------------
         transfer, convey and deliver, and hereby transfers, conveys and delivers, to KV: (i) full, marketable right, title and interest in and to the Product Ownership of each of the Products, and (ii) the Know-How applicable to each of the Products, free and clear of all liens, claims, taxes, charges and encumbrances and subject to no liabilities or rights or interests of any Third Party, except as expressly contemplated herein. In addition, Altana shall grant, and hereby grants, to KV a non-exclusive, non-transferable, royalty-free license until: (A) KV is in a position to distribute the Products without the use of packaging and labeling materials of Altana, or (B) 180 days following the Closing, whichever is earliest, to use the existing NDC(s) of Altana for each of the Products to the extent necessary to distribute and sell the Product using the existing packaging and labeling and other materials in substantially the same manner as the Product is sold as of the Closing; provided, that KV shall use its reasonable efforts to make all necessary arrangements as soon as possible to enable KV to ship each of the Products without the use of such Altana materials or the existing NDC of Altana for the Product.

              (b) Trademark Transfer Agreement. Altana and KV will
                  ----------------------------
         execute and deliver the Trademark Transfer Agreement, under which Altana shall sell, transfer and convey to KV all right, title and interest in and to the Trademarks.

              (c) Customer Contracts. Altana and KV will execute and
                  ------------------
         deliver the Assignment and Assumption Agreement, under which Altana will assign and transfer to KV, and KV will assume and agree to thereafter perform, the Customer Contracts, but only as and to the extent that the Customer Contracts are applicable to the sale of the Products, for the period provided in Section 5.1(a)(iii).

              (d) Other Documents. Altana and KV shall have executed and
                  ---------------
         delivered and shall execute and deliver to each other, as applicable, such other documents and instruments as are necessary to effect the Closing and to consummate the transactions contemplated herein and therein to be consummated contemporaneously at the Closing.

              (e) Purchase of Inventories. At the Closing, KV shall
                  -----------------------
         purchase all inventory of finished Products and in-process Products and Product materials owned by Altana and

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         used and usable in the manufacture and packaging of the Products which are in Altana's inventory and meet Altana's conditions for sale in terms of specifications and remaining dating (but not less than six months prior to the expiration date thereof) and otherwise as of the Closing at Altana's Cost of Goods thereof (as documented by Altana to KV, but not to exceed the amount and cost thereof reflected in the Product Financial Information).

         4.3. Retained Ownership. Upon completion of the Closing, Altana
              ------------------
shall retain all rights not specifically transferred to KV under this Agreement and the Trademark Transfer Agreement at or before the Closing, including without limitation: (a) all accounts receivable from sales of the Products by or on behalf of Altana on or before the Closing Date, (b) the NDC numbers of the Products of Altana, and (c) any Customer Contracts which remain in effect if and to the extent they are applicable to products other than the Products.

5.       COVENANTS AND AGREEMENTS.

         5.1. Mutual Covenants and Agreements. Each of Altana and KV
              -------------------------------
covenants to and agrees with the other as follows:

              (a) Customers; Customer Contracts.
                  -----------------------------

                  (i) Prior to the execution of this Agreement, Altana has provided to KV: (A) a complete and accurate copy of each Customer Contract, except that such copies may have information redacted if and to the extent, but only to the extent, that they include information regarding the sale of products other than the Products,
              (B) complete and accurate customer lists and all sales, promotional and marketing data, for the Products, including (but not limited to) a list of all purchasers of each of the Products, together with amounts purchased, by quarter, since January 1, 2000, and (C) a list and explanation of all chargeback, rebate, Third Party reimbursement, price discount or other agreements or arrangements relating to the sale of each of the Products, and price changes, including (but not limited to) any agreements for extended payment terms or other unusual terms or conditions of sale of the Products agreed to by Altana, as well as Altana's return policies with respect to the Products, since January 1, 2000. Such Customer Contract information shall be considered Confidential Information for the purposes of Section 12.

                  (ii) As provided in Section 4.2(c), at the Closing, Altana will assign and transfer or cause to be assigned and transferred to KV, and KV will assume and accept and agree to thereafter perform the Customer Contracts (but only as and to the extent the same are applicable to the Products, provided that a complete and correct copy thereof has been provided to KV by Altana prior to the execution of this Agreement), and Altana will continue to comply with the Customer Contracts in respect to its obligations thereunder relating to products covered thereby other than the Products. The Parties agree to cooperate and work together subsequent to the Closing to resolve any questions, complaints or

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              issues which arise thereafter under the Customer Contracts which could have an effect on the manufacture, use or sale of any Product.

                  (iii) The Parties understand and agree that at
              the Closing, the right to sell and distribute the Products under the Customer Contracts will be transferred to KV by Altana under the Assignment and Assumption Agreement, as and to the extent agreed to by KV and Altana, and Altana will no longer have the right to sell or distribute the Products under the Customer Contracts or otherwise, except as expressly provided in the Assignment and Assumption Agreement; provided further, however, that KV covenants and agrees that, as provided in subsection (ii) above and in the Assignment and Assumption Agreement, it will continue to honor Altana's commitments made in each such Customer Contract with respect to supplying the Products, including, without limitation, the sale price, during the term of each such Customer Contract, but not for any extension in the term thereof or other adverse change in the terms thereof applicable to the Product that will cover any period after the Closing, if and to the extent such extension or change is not included in a Customer Contract as of the date of this Agreement, and Altana agrees not to make any such extension or change to a Customer Contract without the prior written consent of KV.

              (c) Government Approvals. Altana and KV will cooperate and
                  --------------------
         use all reasonable efforts to make all registrations, filings and applications, to give all notices and to obtain as soon as practicable all governmental, administrative, judicial or other consents, transfers, approvals, orders, qualifications, authorizations, permits and waivers, if any, and to do all other things necessary or desirable for the consummation of the transactions contemplated hereby.

         5.2. Covenants and Agreements of Altana. Altana covenants to and
              ----------------------------------
agrees with KV that during the period following the Closing that Altana remains obligated to continue to supply the Products to KV under Section 7.2, Altana will comply in all material respects with all Applicable Laws applicable thereto.

6.       POST-CLOSING.

         6.1. Purchase of Products Subject to Existing Purchase Orders.
              --------------------------------------------------------
Subsequent to the Closing, KV shall purchase all inventory of finished and in-process Products which are subject to and completed and delivered under the purchase orders therefor set forth in Schedule 6.1 as of the Closing
                                          ------------
Date in accordance with the terms of such purchase orders.

         6.2. Chargebacks, Rebates, Returns.
              -----------------------------

              (a) Chargebacks. Subsequent to the Closing, Altana will
                  -----------
         continue to be responsible for all customer chargebacks for Products sold by Altana or included in the inventories purchased by KV under Section 4.2(e), and will reimburse KV for all such customer chargebacks as are paid by KV on behalf of Altana, upon receipt of KV's

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         documentation thereof and request for payment thereof. Altana will make payment thereof within 30 days of the date of such request.

              (b) Rebates. Subsequent to the Closing, KV will be
                  -------
         responsible for all Federal and State rebate programs and managed care rebate programs for Products sold by Altana, including all reporting activities associated with such programs; provided, however, that Altana will reimburse KV for all qualified Federal and State rebates ("Government Rebates") and all managed care, retail pharmacy or other customer rebates or discounts ("Non-Government Rebates") having Report Dates prior to or within 270 days after the Closing Date in the case of Government Rebates and within 120 days after the Closing Date in the case of Non-Government Rebates. For purposes of this Section 6.2(b), the "Report Date" is the date a qualified rebate invoice is issued under applicable Federal or State rebate programs or managed care, retail pharmacy or other customer rebate or discount programs. The Parties will provide reasonable assistance, data and information to each other in order to meet their respective responsibilities for such programs. To be a "qualified" rebate or discount, KV must submit a request for the rebate to Altana and provide Altana with all related supporting documentation reasonably requested by Altana and in the possession or control of KV and Altana will make payment thereof within 30 days of the date of such request.

              (c) Returns. Subsequent to the Closing, Altana will
                  -------
         continue to be responsible for all returns of Products sold by Altana and will reimburse KV for inventories purchased by KV under
         Section 4.2(e) which are not sold by KV prior to becoming obsolete or out-dated or are returned as obsolete or out-dated by the purchasers thereof, upon the documentation thereof by KV to Altana and request for payment thereof by KV. Altana will make payment thereof within 30 days of the date of such request.

         6.3. Web-Site Link. Subsequent to the Closing, subject to
              -------------
reasonable usage and web site security guidelines established by Altana: (a) Altana shall continue its existing web site information relating to the Products for a period of not less than 180 days, and KV shall have the right to create a hypertext reference link, through any text or symbol on KV's web sites, including but not limited to "www.kvpharmaceutical.com", "www.kvph.com" and "www.Ther-Rx.com", to any page within the Altana web site located at www.Savagelabs.com relating to the Products during this period (the "Web Site Transition Period"). If Altana has or establishes any additional web sites which contain information relating to the Products at a different DNS address(es), KV shall have the right to establish links to these web sites as well. During the Web Site Transition Period, Altana agrees to transfer its web site soft ware relating to the Products to KV, and Altana shall thereafter maintain a forwarding link to KV relating to the Products for the balance of the Web Site Transition Period.

         6.4. Rights Following the Closing. As of and following the Closing,
              ----------------------------
except as otherwise expressly contemplated by this Agreement, Altana shall have no further rights to manufacture, promote, market, offer for sale, sell or distribute the Products.

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7.       DISCLOSURE/TRANSFER OF KNOW-HOW, REGULATORY INFORMATION.

         7.1. Disclosure of Know-How, Regulatory Documents and Other
              ------------------------------------------------------
Information. Upon the execution of this Agreement, Altana will provide KV
-----------
with all Regulatory Documents and Know-How related to the Products not heretofore provided by it to KV, including, but not limited to, all formulation, validation, manufacturing, processing, product testing, stability, material and product supplier, customer, marketing, advertising, promotional (including all past advertising and promotional information available to Altana and access to Altana's internal and outside marketing and advertising personnel), sales (including territorial representative allocation and sales information) and distribution information related to each of the Products and to any current and past proposed product improvements and product line extensions and additions, including, if applicable (but not limited to), copies (including electronic files) thereof. Such information shall include complete copies of any documents, reports or correspondence under Applicable Laws relating to the development, manufacture, use, marketing, sale or distribution of the Products, including (but not limited to) all correspondence or other documents between Altana and any Regulatory Authorities.

         7.2. Supply Agreements. During the 180 day period following the
              -----------------
Closing (or such longer period not to exceed 270 days in the aggregate, provided KV has used its diligent efforts to transfer the manufacture of the Products to KV or another source selected by KV), Altana shall, at the election of KV:

              (a) purchase from Cardinal Distribution and supply to KV, after packaging by Sonic, at Altana's Cost of Goods thereof, KV's requirements of the Chromagen Products. Altana will not agree to an increase in the price of the Chromagen Products from Cardinal Distribution or Sonic without the prior written consent of KV; and

              (b) purchase from Sonic and supply to KV, after packaging by Sonic, at Altana's cost thereof, KV's requirements of the StrongStart Products. Altana will not agree to an increase in the price of the StrongStart Products from Sonic without the prior written consent of KV.

         7.3. Transitional Assistance. Altana shall provide transitional
              -----------------------
assistance to KV as follows: (a) notify all customers for the Products of the transfer of sales of the Products to KV (subject to the prior review and approval by KV of the form and content of such notification); (b) assist KV in applying for and obtaining any approvals as are necessary for KV to develop, manufacture, have manufactured, use, import, export, market, promote, offer to sell, sell and distribute the Products; and (c) refer persons who call Altana with inquiries regarding any Product to KV. For the six (6) month period following the Closing, Altana shall provide KV reasonable on-going telephone access to and assistance relating to the matters indicated below, and communications between KV and Altana relating to the Products in the following areas shall be conveyed, conducted and determined primarily between, the following three persons from each of Altana and KV, each of whom on the part of Altana is familiar with the respective issues relating to each of the Products:

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
                                                     Altana                                  KV
                                            ---------------------------            -------------------------
         (i)      Clinical/Regulatory       Rob Anderson, Senior                   Elio Mariani, Ph.D.
                                            Director-Scientific Affairs            Vice President-Scientific
                                                                                   Affairs

         (ii)     Marketing/Sales           Ms. Jennifer Seeforf,                  Mike Allen,
                                            Product Manager                        Executive Vice President,
                                                                                   Ther-Rx Corporation

         (iii)    Manufacturing/            Ms. Ellen Gambichler,                  Ron Pressley,
                  Purchasing                Director of Purchasing                 Director, Project
                                                                                   Management and
                                                                                   Technical Sales

8.       REGULATORY MATTERS.

         8.1. Reporting Obligations, ADE and Related Information and
              ------------------------------------------------------
Training. Prior to the transfer of each of the Products to KV hereunder,
--------
Altana shall be responsible for making all reports to the appropriate Regulatory Authorities and shall provide a copy thereof, or memorandum thereof if not in writing, at the time it files or otherwise makes any such report, including information relating to any ADE relating to the Products known to Altana ("ADE Information"), as are required by any Regulatory Authority and for conducting all pharmacovigilence activities in connection with each of the Products. Upon the delivery thereof, Altana will designate a person from Altana who is responsible for dealing with ADE's relating to the Products who will meet and review the ADE Information with a person designated by KV. Subsequent to the Closing and transfer of the manufacture of each of the Products to KV, as provided in Section 4.2(a), and thereafter, KV shall be responsible for making all reports to the appropriate Regulatory Authorities as are required and for conducting all pharmacovigilence activities in connection with the Products. After the Closing, Altana will advise any person making an inquiry or report in connection with a Product to contact KV.

9.       REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

         9.1. Representations, Warranties and Agreements of KV. KV hereby
              ------------------------------------------------
represents, warrants and agrees with Altana as follows:

              (a) KV is a corporation duly organized and validly existing under the laws of the state of Delaware and is duly qualified to transact business in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on its business, properties, assets or condition (financial or otherwise).

              (b) KV has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and has taken all requisite corporate action to execute and deliver this Agreement. This Agreement and the Assignment and Assumption Agreement have been or at the Closing will be duly and validly executed and delivered by KV and are or upon the execution thereof will be the legal, valid and binding obligations of KV, enforceable against KV in accordance with their terms,

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         subject to such applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

              (c) The execution, delivery and performance of this Agreement and the Assignment and Assumption Agreement by KV and its compliance with the terms and conditions hereof and thereof do not and will not conflict with or result in a breach of any of the terms and conditions of or constitute a default, with or without the passage of time, the giving of notice or both, under: (i) any loan agreement, guaranty, financing agreement, license, or other agreement or instrument binding or affecting it or its property;
         (ii) the provisions of its certificate of incorporation or bylaws; or (iii) any order, writ, injunction or decree of any court or governmental or administrative authority entered against it or by which it or any of its property is bound.

         9.2. Representations, Warranties and Agreements of Altana. Altana
              ----------------------------------------------------
hereby represents, warrants and agrees with KV as follows:

              (a) Altana is a corporation duly organized and validly existing under the laws of New York and is duly qualified to transact business in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on its business, properties, assets or condition (financial or otherwise).

              (b) Altana has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder and has taken all requisite corporate action to execute and deliver this Agreement. This Agreement, the Trademark Transfer Agreement and the Assignment and Assumption Agreement have been or at the Closing will be duly and validly executed and delivered by Altana and are or upon the execution thereof will be the legal, valid and binding obligations of Altana, enforceable against Altana in accordance with their terms, subject to such applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity. The execution of this Agreement, the Trademark Transfer Agreement and the Assignment and Assumption Agreement on behalf of Altana have been duly authorized by Altana's Board of Directors and the undersigned officer of Altana is duly authorized to act on Altana's behalf in this regard and to take all steps and to execute and deliver all instruments and documents as shall be necessary or desirable to transfer the Product Ownership to KV in accordance with the terms and conditions of Sections 2.1 and 4.2 and otherwise to effect the transactions contemplated hereby.

              (c) The Trademarks transferred by the Trademark Transfer Agreement represent all of the Trademarks which are applicable to the Products. There are no Copyrights which are applicable to the Products. The execution, delivery and performance of this Agreement, the Trademark Transfer Agreement and the Assignment and Assumption Agreement and the compliance with the terms and provisions hereof and thereof by Altana do not and will not conflict with or result in a breach of any of the terms or conditions of or constitute a default, with or without the passage of time, the giving of notice or both, under: (i) any agreement, license, document, instrument, indenture, guarantee or other agreement or instrument binding on or affecting Altana or its

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         assets; (ii) the provisions of its charter, bylaws or similar corporate governing instruments of Altana; or (iii) any order, writ, injunction or decree of any court or governmental or administrative authority, which affects or could affect the Products, the Know-How, the Trademarks or the performance of this Agreement, the Trademark Transfer Agreement and the Assignment and Assumption Agreement by Altana or rights being transferred by Altana hereunder and thereunder.

              (d) Altana has provided KV complete and accurate information regarding the level of returns of each of the Products since January 1, 2000.

              (e) Except as disclosed in Schedule 9.2(e), since January 1,
                                         ---------------
         2000, Altana: (i) has continued to operate its business as it relates to the Products in the ordinary course of business, (ii) has complied in all material respects with its obligations pertaining to the Products under the Customer Contracts, and (iii) has not increased or announced an increase in the price of any Product, engaged in any promotional effort or otherwise taken any action which has or would have the effect of temporarily increasing the demand for the Product.

              (f) The Product Financial Information provided to KV by
         Altana for the period subsequent to January 1, 2000 has been prepared in accordance with GAAP, consistently applied, and is true, complete and correct in all material respects and does not omit any information required to be included therein in order to make the same not materially misleading. Except as disclosed in the Product Financial Information, there has been no material adverse change in the marketing, sales, import, export, customers or distribution of the Products since January 1, 2000.

              (g) Except as set forth on Schedule 9(g), Altana has not developed or planned and has no knowledge of any Third Party which has or is developing or planning: (i) any product which would be an extension or improvement of or replacement for any Product, or (ii) a generic alternative product to any Product.

              (h) There are no pending or, to the knowledge of Altana, threatened product liability, breach of warranty or other claims, actions, arbitrations, administrative or other proceedings affecting Altana, the Products, the Know-How or the Trademarks or which could materially affect either: (i) the transactions contemplated by this Agreement, the Trademark Transfer Agreement or the Assignment and Assumption Agreement or (ii) the manufacture, packaging, use, offer for sale, sale or distribution of the Products. Neither Altana nor its insurer has made any payment with respect to any product liability claims relating to the Products under any insurance policy (including self-insurance).

              (i) Altana owns and has not sold, transferred, sublicensed, pledged, encumbered or granted any rights or interest in or to the Know-How, the Trademarks or the Products to any Third Party inconsistent with the provisions of this Agreement.

              (j) Other than the Customer Contracts and purchase orders entered by Altana with Cardinal Distribution and Sonic in the ordinary course of business for the

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         manufacture of the Products, there are no written or other binding agreements, commitments or understandings with Third Parties pertaining to the manufacture, packaging, labeling, filling, marketing, sale or distribution of the Products. The Customer Contracts constitute all of the agreements between Altana and Third Parties pursuant to which Altana is obligated to sell any Product or to pay or credit reimbursements, rebates, chargebacks, discounts, refunds or other arrangements relating to the sale of a Product to Third Party buyers or users of any Product. Altana has not experienced any material adverse change in the existence or terms of the Customer Contracts with respect to the Products since January 1, 2000.

               (k) No Regulatory Approvals are required or have been obtained with respect to the manufacture, marketing, promotion, sale or distribution of the Products. Altana has complied with all other Applicable Laws in connection with the development, manufacture, testing, import, export, marketing, advertising, offer for sale, sale and distribution of the Products. Altana has provided KV with a list of all reports, correspondence and other communications with any Regulatory Authority relating to the Product and a copy of all written documents, correspondence, memoranda, reports, legal files and other written information in the possession or control of Altana related thereto, including (but not limited to) any ADE information relating to the Products known to Altana.

               (l) The Trademarks are owned by Altana and constitute the only trademarks, except for the corporate names Altana and Savage, under which the Products are or have been sold by Altana. Altana has no knowledge and has received no allegation or claim from any Third Party that any Product, Know-How, Trademarks or other Intellectual Property related to the Products infringes upon the intellectual property rights of any other Person, and Altana has the right to sell and transfer the same to KV, as provided hereunder. Altana has no knowledge of any product that would be an infringement or threatened infringement by any Third Party of the Trademarks or any other Intellectual Property related to the Products.

         9.3.  Survival of Representations and Warranties. The respective
               ------------------------------------------
representations and warranties of the Parties hereto shall survive the Closing for two years.

10.      NON-COMPETITION.

         10.1. Altana agrees that for the five year period following the Closing, Altana will not offer for sale, sell or distribute or assist or enable any Third Party to offer for sale, sell or distribute or license, directly or indirectly, any product with substantially the same indications as any Product.

         10.2. The covenants in Section 10.1 shall be construed as an agreement independent of any other provision of this Agreement and having been given for independent consideration, and the existence of any claim or cause of action of Altana against KV, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by KV of such covenants.

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

         10.3. Because of the immediate and irreparable damage that would be caused to KV for which monetary damages would not be a sufficient remedy, the Parties agree that KV will be entitled to seek specific performance, temporary and permanent injunctive relief, and other equitable remedies against Altana in the event of the breach or threatened breach of the provisions of Section 10.1, without any obligation to post a bond or other security in connection therewith. This Section shall not limit any other legal or equitable remedies that KV may have against Altana for violation of the restrictions herein or otherwise under this Agreement. The performance of this Article 10 by Altana's Affiliates is hereby guaranteed by Altana.

11.      INDEMNIFICATION.

         11.1. Indemnification by Altana. Altana shall indemnify, defend and
               -------------------------
hold harmless the KV Indemnitees from and against any and all Claims to which the KV Indemnitees may become subject or incur, suffer or be required to pay resulting from or arising in connection with: (a) the manufacture, sale and distribution of the Products prior to the Closing, (b) the misrepresentation or breach by Altana of any obligation, covenant, representation or warranty contained in this Agreement, the Trademark Transfer Agreement or the Assignment and Assumption Agreement; (c) any claim of infringement by any Product, the Intellectual Property or the Know-How of the intellectual property rights of any Third Party (an "Infringement Action") alleged to have arisen or occurred on or before the Closing; and
(d) Altana's failure to comply with any Applicable Laws. Notwithstanding the foregoing, Altana shall have no obligation under this Agreement to indemnify, defend or hold harmless the KV Indemnitees with respect to Claims to the extent they are caused by the wrongful acts, willful misconduct or negligent acts or omissions of a KV Indemnitee or the misrepresentation or breach by KV of any obligation, covenant, representation or warranty contained in this Agreement or the Assignment and Assumption Agreement, other than as the same arise as a result of a misrepresentation under or breach of this Agreement, the Trademark Transfer Agreement or the Assignment and Assumption Agreement or Applicable Laws by an Altana Indemnitee or an Infringement Action. Altana agrees to maintain product liability insurance applicable to the Products in full force and effect for the period of the statute of limitations applicable to Products sold by Altana.

         11.2. Indemnification by KV. KV shall indemnify, defend and hold
               ---------------------
harmless the Altana Indemnitees from and against any Claims which the Altana Indemnitees may become subject or incur, suffer or be required to pay resulting from or arising in connection with: (a) the misrepresentation or breach by KV of any obligation, covenant, representation or warranty contained in this Agreement or the Assignment and Assumption Agreement; (b) the marketing, sale, distribution, use or other disposition of the Products by KV subsequent to the Closing (except in respect of an Infringement Action which arises or occurs on or before the Closing); (c) the use of the Know-How by KV subsequent to the Closing; (d) any Infringement Action which arises or occurs after the Closing; and (e) KV's failure to comply with any Applicable Laws. Notwithstanding the foregoing, KV shall have no obligation under this Agreement or the Assignment and Assumption Agreement to indemnify, defend or hold harmless any Altana Indemnitee with respect to Claims to the extent they are caused by a misrepresentation under or breach of this Agreement, the Trademark Transfer Agreement or the Assignment and Assumption Agreement by Altana or the wrongful acts, willful misconduct or negligent acts or

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

omissions of an Altana Indemnitee. KV agrees to maintain product liability insurance in full force and effect applicable to Products sold by KV.

         11.3. Limitation of Consequential and Other Damages.
               ---------------------------------------------
Notwithstanding anything in this Agreement to the contrary, in no event shall KV or Altana be liable for indirect, special, incidental, exemplary, consequential or punitive damages suffered by the other Party or by any Altana Indemnitees or KV Indemnitees, respectively; provided, however, that nothing in this Section 11.3 shall be deemed to limit the indemnification obligations of Altana or KV hereunder if and to the extent a Third Party recovers any indirect, special, incidental, exemplary, consequential or punitive damages from a KV Indemnitee or Altana Indemnitee, respectively.

         11.4. Notice and Assistance. Each Party shall promptly notify the
               ---------------------
other, in writing, if it learns of any Claim related to any Product, the Know-How, the Intellectual Property, any Applicable Laws or any other matter asserted or threatened against such Party (the "Defending Party") with respect to which it expects to seek indemnification from the other Party hereunder (an "Indemnifiable Claim"). With respect to any Indemnifiable Claims asserted against a Defending Party, the other Party shall, at no out-of-pocket expense to it except as provided in this Article 11, reasonably cooperate with and provide such reasonable assistance to the Defending Party as such Defending Party may reasonably request in connection with its defense against such Indemnifiable Claim. Such reasonable assistance shall include, but is not limited to, providing copies of all relevant documents, correspondence and other materials that the Defending Party may reasonably request; provided, however, that any Confidential Information so provided shall be treated in accordance with the provisions of Article 12.

         11.5. Conditions to Indemnification. The obligations of the
               -----------------------------
indemnifying Party under Sections 11.1 and 11.2 are conditioned upon the delivery of written notice to the indemnifying Party of any potential Indemnifiable Claim within twenty (20) days after the indemnified Party receives actual knowledge of the potential Indemnifiable Claim; however, the failure to give notice within such twenty (20) day period shall be a defense only to the extent the indemnifying Party is actually prejudiced thereby. The indemnifying Party shall have the right to assume and control the negotiation, defense and settlement of any Indemnifiable Claim; however, if in the reasonable judgment of the indemnified Party, such Indemnifiable Claim involves an issue or matter which could have a materially adverse effect on the business operations or assets of the indemnified Party, the indemnified Party may waive the right to have the indemnifying Party defend it under this Agreement and control the negotiation, defense or settlement thereof, at its expense, but in no event shall any such waiver otherwise be construed as a waiver of any indemnification rights such Party may have under this Agreement or otherwise at law or in equity. The indemnifying Party which does not control the negotiation, defense and settlement of the Indemnifiable Claim may participate in (but not control) the negotiation, defense and settlement thereof at its sole cost and expense.

         11.6. Settlements. Neither Party may settle an Indemnifiable Claim
               -----------
without the consent of the other Party if such settlement would impose any monetary obligation on the other Party, require the other Party to submit to an injunction, limit the other Party's rights under this Agreement, the Trademark Transfer Agreement or the Assignment and Assumption Agreement or otherwise have a materially adverse effect on the rights, claims or interests of the other Party

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

unless the indemnified Party is unconditionally released from all liability in respect of such Indemnifiable Claim.

12.      CONFIDENTIALITY.

         12.1. Nondisclosure Obligation. Each of the Parties shall use only
               ------------------------
in accordance with this Agreement and shall not disclose to any Third Party or use, except as contemplated by this Agreement, any confidential information of the other Party (which, in the case of Altana's nondisclosure obligation, shall include the Know-How and other confidential and proprietary information sold, transferred or otherwise granted access by it to KV hereunder, which shall be deemed to be KV's confidential information subsequent to the Closing) (the "Information"), without the prior written consent of the other Party. These obligations shall not apply to Information that:

              (a) Is known by the receiving Party and is not subject to an obligation of confidentiality to a Third Party or was not obtained through a prior disclosure by the disclosing Party, as documented by business records (provided that this exception shall not apply to Altana with respect to confidential or proprietary information provided or transferred by Altana to KV pursuant to this Agreement);

              (b) Is at the time of disclosure or thereafter becomes published or otherwise part of the public domain without breach of this Agreement by the receiving Party;

              (c) Is subsequently disclosed to the receiving Party on a non-confidential basis by a Third Party who has the right to make such disclosure;

              (d) Is required by law, regulation, rule, act or order of any governmental authority or agency or administrative or self-regulatory body with applicable authority to be disclosed by a Party, provided that notice is promptly delivered to the other Party in order to provide an opportunity to seek a protective order or other similar order with respect to such Information and thereafter the disclosing Party discloses to the requesting entity only the minimum Information required to be disclosed in order to comply with the request, whether or not a protective order or other similar order is obtained by the other Party.

         12.2. Permitted Disclosures. Notwithstanding the provisions of
               ---------------------
Section 12.1, Information may be disclosed to employees, agents, consultants, financing sources, vendors or suppliers of the recipient Party, or as required by any Regulatory Authorities or other governmental, judicial, regulatory or administrative body having appropriate jurisdiction, but only to the extent required for performance of this Agreement, the Trademark Transfer Agreement or the Assignment and Assumption Agreement or as legally required; provided, however, that the recipient Party obtains prior agreement from its employees, agents, consultants, financing sources, vendors or suppliers to whom such disclosure is to be made to hold in confidence and not make use of such Information for any purpose other than those permitted by this Agreement and subject to the provisions of Section 12.1, and provided further, that the recipient Party shall be responsible and liable for any breach of Section 12.1 to the same

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

extent as if the acts of such employees, agents, consultants, financing sources, vendors or suppliers were the acts of the recipient Party. Each Party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own to ensure that such employees, agents, consultants, financing sources, vendors or suppliers do not disclose or make any unauthorized use of the Information.

         12.3. Privileged Communications. Notwithstanding any other
               -------------------------
provision of this Article 12, it is expected that KV and Altana will, from time to time, disclose to one another privileged communications with counsel in furtherance of this Agreement, including opinions, memoranda, letters and other written, electronic and verbal communications. Such disclosures are made with the understanding that they shall remain confidential and that they are made in connection with the shared community of legal interests existing between Altana and KV, including the community of legal interests in avoiding any infringement of any valid, enforceable patents.

13.      CORRESPONDENCE AND NOTICES.

         13.1. Ordinary Notices. Correspondence, reports, documentation, and
               ----------------
any other communication in writing between the Parties in the course of ordinary implementation of this Agreement shall be delivered by hand, sent by facsimile, e-mail, next business day delivery service or by mail to the employee or representative of the other Party who is designated by such other Party to receive such written communication.

         13.2. Extraordinary Notices. Extraordinary notices and
               ---------------------
communications (including, without limitation, notices of termination, breach of agreement, change of address) shall be in writing and personally delivered or sent by prepaid registered, certified or Express mail or next business day delivery service, or by telefax with confirmed answer back, and shall be deemed to have been properly served to the addressee upon receipt of such personal delivery or when such other written communication is sent as herein provided.

         13.3. Addresses. In the case of KV, the proper address for
               ---------
communications shall be:

               KV Pharmaceutical Company
               2503 South Hanley Road
               St. Louis, Missouri 63144-2555
               Attention: Chief Executive Officer
               Telefax: (314) 645-4705

               and in the case of Altana, the proper address for communications shall be:

               Altana Inc.
               60 Baylis Road
               Melville, New York 11747
               Attention: Senior Vice President and Treasurer
               Telefax: 631-753-2532

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14.      MISCELLANEOUS.

         14.1. Press Releases. On or after the date of this Agreement,
               --------------
either Party may issue a press release announcing the transactions agreed to hereunder to comply with applicable legal requirements. Such press release shall be subject to the prior review and approval of the other Party in accordance with any legally required timing of the release, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, KV shall have the right to make the initial public release of information relating to this Agreement and the transactions contemplated hereby, and Altana agrees not to release information regarding the financial terms of the transaction without the prior approval of KV, which approval shall not be unreasonably withheld.

         14.2. Payment of Fees and Expenses. Each Party shall pay all fees
               ----------------------------
and expenses of the Party's respective counsel, accountants, advisors and other expenses incurred by the Party incident to the consummation of the transactions contemplated by this Agreement. Each Party represents to the other Party that to the best of its knowledge, no finders or others have been involved who may seek compensation as a result of these transactions.

         14.3. Representation by Legal Counsel. Each Party hereto represents
               -------------------------------
that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption shall exist or be implied against the Party which drafted such terms and provisions.

         14.4. Choice of Law, Service.
               ----------------------

               (a) This Agreement shall be deemed to be made and entered into and shall be governed, construed and enforced in accordance with the laws of the State of Delaware. The Parties expressly agree that no conflict of laws provision shall be applied to make the laws of any other jurisdiction applicable hereto and waive the right to claim the application of any other laws hereto.

               (b) The parties agree for the purpose of any legal action on or relating to this Agreement, the parties expressly waive trial by jury.

               (c) If legal action on this Agreement is instituted, the parties waive personal service of process and consent to service of process by next business day courier, or by registered or certified mail, return receipt requested, directed to the recipient at the address and to the attention specified in Section 13.3. Service so made shall be deemed completed one business day after it has been delivered to the next business day courier service or three business days after the date of mailing.

               (d) Should legal action be taken by either party to enforce the terms of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and any related costs.

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

         14.5. Entire Agreement; Amendment; Interpretation. This Agreement,
               -------------------------------------------
the Trademark Transfer Agreement and the Assignment and Assumption Agreement set forth the complete and final agreement between the Parties and supersede and terminate all prior and contemporaneous agreements and understandings between the Parties, whether oral or in writing, except as expressly set forth in this Agreement, the Trademark Transfer Agreement and the Assignment and Assumption Agreement. No subsequent alteration, amendment, change, waiver or addition to this Agreement, the Trademark Transfer Agreement or the Assignment and Assumption Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party. No understanding, agreement, promise, representation or warranty not explicitly set forth in this Agreement, the Trademark Transfer Agreement or the Assignment and Assumption Agreement has been relied on by any Party in deciding to execute this Agreement, the Trademark Transfer Agreement or the Assignment and Assumption Agreement. Whenever possible, each provision of this Agreement and any portion thereof shall be interpreted and applied in such a manner as to be effective and valid under Applicable Law. If any provision of this Agreement (or portion thereof) is determined by a court or other body having appropriate jurisdiction to be invalid, illegal or incapable of being enforced, by reason of any rule of law, administrative order, judicial decision, public policy or otherwise, all other provisions of this Agreement shall, nevertheless, remain in full force and effect, and no provision (or portion thereof) shall be deemed dependent upon any other provision (or portion thereof), unless so expressed herein. The Parties desire and consent that the court or other body making such determination shall, to the minimum extent necessary to avoid any unenforceability, so reform any such provision or portion thereof so as to render the same enforceable in accordance with the intent herein expressed.

         14.6. Counterparts; Facsimile Signatures; Copies. This Agreement
               ------------------------------------------
may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original, and all of which, taken together, shall constitute one and the same instrument. Facsimile copies of original, manually signed signatures shall be as effective as original signatures. Copies of this Agreement, including telefax copies, which are true copies of the original which has been manually signed by the Parties shall be deemed duplicate originals.

         14.7. Further Actions. Each Party agrees, subject to its rights
               ---------------
under this Agreement, the Trademark Transfer Agreement and the Assignment and Assumption Agreement, to promptly execute, acknowledge and deliver such further instruments, and to do all other acts, as may be necessary or appropriate to implement the terms of this Agreement, the Trademark Transfer Agreement and the Assignment and Assumption Agreement.

In witness whereof, Altana and KV have entered into this Agreement as of the date first set forth above.

ALTANA INC.                                 KV PHARMACEUTICAL COMPANY

By: /s/ Art Dulick                          By: /s/ Alan G. Johnson
   -----------------------------               --------------------------------